UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934
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☒	Definitive Proxy Statement
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WTI Fund X, Inc.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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WTI Fund X, Inc.
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 30, 2022
To the Shareholder of the Fund:
On August 25, 2022, Westech Investment Advisors LLC (“Westech”), the investment adviser to WTI Fund X, Inc. (the “Fund”), and its equity owners entered into an agreement to sell all of the equity interests in Westech to P10, Inc., through one of its wholly owned affiliates (together, “P10”) (the “Transaction”). The Transaction is subject to certain approvals and other conditions to closing and is currently expected to close in the fourth quarter of 2022 (the “Closing”). The Closing will cause the current investment management agreement between Westech and the Fund (the “Current Agreement”) to terminate. In order to provide the Fund with continuity of investment advisory services after the Closing, a special meeting of shareholders of the Fund (including any postponements or adjournments thereof, the “Special Meeting”), will be held at 104 La Mesa Drive, Suite 102, Portola Valley, California, 94028 on September 30, 2022, at 10:00 a.m., Pacific time. The purpose of the Special Meeting is to ask shareholders of the Fund to:
Proposal
Consider and vote on a proposed Investment Management Agreement between the Fund and Westech (the “New Agreement”) that will replace the Current Agreement.
The above proposal is more fully described in the Proxy Statement accompanying this notice. The Board of Directors of the Fund (the “Board”) voted unanimously to approve the Proposal. The Board believes that the Proposal is in the best interests of the Fund and its shareholders. The terms of the New Agreement are the same as the Current Agreement, including the same fee rates, except for the date and term of the agreement.
As is described in the Proxy Statement, shareholders are NOT being asked to approve the Transaction. However, the effectiveness of the Proposal is contingent on the Closing.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL DESCRIBED IN THE PROXY STATEMENT.
The close of business on July 31, 2022 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting. A shareholder may attend and vote at the Special Meeting in person, or may complete, date and sign the enclosed proxy card and return it by fax or e-mail. A shareholder that executes a proxy card may nevertheless attend the Special Meeting and vote in person. In the event there are not sufficient votes for a quorum or to approve the proposal at the time of the Special Meeting, the Special Meeting may be postponed or adjourned in order to permit further solicitation of proxies by the Fund.
We appreciate your participation and prompt response regarding these matters and thank you for your continued support.
By order of the Board of Directors of the Fund

/s/ Maurice C. Werdegar

Maurice C. Werdegar
Director, Chairman
September 9, 2022
If you plan to attend the Special Meeting in person, please call Jared S. Thear at (650) 234-4306.
YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN
Please complete the enclosed proxy card, date and sign it, and return it by fax or email.

WTI Fund X, Inc.
(the “Fund”)

104 La Mesa Drive, Suite 102
Portola Valley, California 94028
PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS
To Be Held On September 30, 2022
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on September 30, 2022: This Proxy Statement, together with a Notice of Special Meeting and Proxy Card, are available, with log-in information, on the internet at the following address: www.intralinks.com. You will be notified via email that the shareholder materials are available on Intralinks. Please contact Lynda Colletta, at (650) 234-4321, or by email to lyndac@westerntech.com, if you require assistance accessing such website.
Introduction
The Board of Directors of the Fund (the “Board,” with the members of the Board referred to individually as the “Directors”) has issued this proxy statement (“Proxy Statement”) to solicit proxies for use at the Special Meeting of Shareholders of the Fund to be held at 10:00 a.m., Pacific time, on September 30, 2022, at the principal offices of Westech Investment Advisors LLC (“Westech”), 104 La Mesa Drive, Suite 102, Portola Valley, California 94028, and at any postponements or adjournments thereof (collectively, the “Special Meeting”). This Proxy Statement, together with a Notice of Special Meeting of Shareholders and proxy card, will be first delivered on or about September 9, 2022.
At the Special Meeting, shareholders of the Fund will be asked to vote on a proposal (the “Proposal”) to approve a new investment management agreement between the Fund and Westech (the “New Agreement”).
Voting Information
Record Date; Shareholders Entitled to Vote
The Board has fixed the close of business on July 31, 2022 as the record date (the “Record Date”) for the determination of shareholders of the Fund entitled to notice of and to vote at the Special Meeting. Shareholders of the Fund are entitled to one vote for each full share held and a proportionate fractional vote for each fractional share held on the Record Date.
As of the Record Date, 100% of the Fund’s outstanding shares are owned by WTI Fund X, LLC (the “LLC”). The LLC in turn is owned by its members (the “LLC Members”).
The Operating Agreement of the LLC grants the LLC Members pass-through voting rights, meaning that the LLC, as the sole shareholder of the Fund, may take no action as a shareholder of the Fund without first securing the approval of the LLC Members, with the same vote required of the LLC Members as is required of the shareholder of the Fund. As such, as to any matter discussed in this Proxy Statement requiring a vote of the Fund’s shareholders, the LLC Members will have direct voting rights with respect to the LLC and indirect pass-through voting rights with respect to the Fund. The vote requirement applicable to the Fund’s shareholders to approve this Proposal is discussed further below under the “Required Vote; Appraisals; Quorum; Adjournment” sub-section.
Solicitation of Proxies
Proxy solicitation will be made primarily by email and fax, but proxy solicitations also may be made by mail, telephone calls, or personal meetings conducted by officers and employees of the Fund and Westech. The costs of the proxy solicitation and the preparation of this Proxy Statement will be borne by Westech.
Revocation of Proxies
A shareholder may revoke a proxy at any time before it is exercised by notifying the Secretary of the Fund, Jared S. Thear, in writing at the above address, or by attending the Special Meeting and voting in person.

Required Vote; Appraisal; Quorum; Adjournment
Approval of the New Agreement on behalf of the Fund requires the affirmative vote of a “majority of the outstanding voting securities” of the Fund present, in person or by proxy, and voting at the Special Meeting. A “majority of the outstanding voting securities” of the Fund means the affirmative vote of the lesser of (i) 67% or more of the voting securities of the Fund present at the Special Meeting if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy at the Special Meeting; or (ii) more than 50% of the outstanding voting securities of the Fund. As such, due to the pass-through voting rights granted to the Fund’s shareholder LLC (as described above in the “Record Date; Shareholders Entitled to Vote” sub-section), the Proposal requires the approval of the holders of at least a majority of the outstanding shares of membership interests of the LLC (the “LLC Interests”).
As of the Record Date, there were 100,000 shares of Common Stock, $.001 par value (“Shares”) of the Fund outstanding and entitled to vote. For a shareholder’s Shares to be represented at the Special Meeting, the shareholder must allow sufficient time for the proxy to be received before September 30, 2022. A shareholder may attend and vote at the Special Meeting in person, or may complete, date, and sign the enclosed proxy card and return it by fax or email. The Board does not have a formal policy regarding whether Directors will attend special meetings of shareholders. It is anticipated that the Special Meeting will be conducted by proxy, with no shareholder attending. Should a shareholder indicate an intention to attend the Special Meeting and discuss items on the agenda, the Secretary of the Fund would so inform the Directors, who might then elect to attend.
Any shareholder voting against the Proposal will not have appraisal or other similar rights.
If the enclosed proxy is properly executed and returned in time to be voted at the Special Meeting, the Shares represented thereby will be voted in accordance with the instructions marked thereon. Unless a shareholder marks a proxy with contrary instructions, a proxy will be voted “FOR” the matter listed in the accompanying Notice of Special Meeting of Shareholders and “FOR” any other matters deemed appropriate. If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote or is marked with an abstention (collectively, “abstentions”), the Shares represented thereby will be considered to be present at the Special Meeting for the purpose of determining the existence of a quorum for the transaction of business. Abstentions will be deemed to not have voted and effectively are counted as votes “AGAINST” the Proposal because the approval of a minimum number of the outstanding voting securities is required.
A majority of the Shares of the Fund must be present in person or by proxy to constitute a quorum to transact business at the Special Meeting with respect to the Fund. If a quorum is not present at the Special Meeting, or if a quorum is present but sufficient votes to approve the Proposal are not received, the Special Meeting may be adjourned for a reasonable time after the date originally set for the Special Meeting, by the vote of a majority of the Shares represented at the Special Meeting, either in person or by proxy, and further solicitations may be made.
Beneficial Owners
Annex A to this Proxy Statement sets forth information about the beneficial owners and “groups” of beneficial owners (as that term is used in Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) who beneficially owned more than 5% of the outstanding Shares of the Fund as of the Record Date, and about the Share ownership of the Directors and executive officers of the Fund.
Principal Executive Officers and Directors of Westech
Annex B to this Proxy Statement sets forth the name, address, and principal occupation(s) of each principal executive officer and director of Westech.
Annual Reports
The annual report for the Fund for its year ended December 31, 2021 has been timely delivered to the Fund’s shareholders.

PROPOSAL: APPROVAL OF A NEW INVESTMENT MANAGEMENT AGREEMENT
General Overview
The Transaction
On August 25, 2022, Westech Investment Advisors LLC (“Westech”), the investment adviser to WTI Fund X, Inc. (the “Fund”), and its equity owners entered into an agreement to sell all of the equity interests in Westech to P10, Inc., through one of its wholly owned affiliates (together, “P10”) (the “Transaction”). The Transaction is subject to certain approvals and other conditions to closing and is currently expected to close in the fourth quarter of 2022 (the “Closing”). The Closing will cause the current investment management agreement between Westech and the Fund (the “Current Agreement”) to terminate.
Shareholders are NOT being asked to vote on the Transaction. Rather, as is described below, shareholders are being asked to vote on approval of a new investment management agreement between Westech and the Fund (the “New Agreement”) required as a result of the Transaction.
The terms of the New Agreement are the same as those of the Current Agreement, including the same fee rates, except for the commencement and renewal dates. No changes are expected in the services provided by Westech to the Fund or in the personnel at Westech providing those services. If approved, the New Agreement will become effective upon the Closing of the Transaction.
Following consummation of the Transaction, P10 will own 100% of Westech and Westech will become a wholly owned subsidiary of P10. In general, the management and operations of Westech will continue to be controlled by its board of managers, which will initially be comprised of two representatives of Westech and one representative of P10. After the Closing of the Transaction, except for certain specified significant items (such as the approval of the operating budget, acquisitions, incurring debt, etc.), actions taken by Westech will require a simple majority of the Westech board. It is expected that management of day-to-day operations of Westech will remain substantially unchanged and will continue to be directed by Westech personnel.
Information Regarding P10
P10, a Delaware corporation headquartered in Dallas, Texas, and its consolidated subsidiaries (the “Company”) operate as a multi-asset class private market solutions provider in the alternative asset management industry. The Company’s mission is to provide its investors differentiated access to a broad set of solutions and investment vehicles across a multitude of asset classes and geographies. The Company’s existing portfolio of solutions across private equity, venture capital, private credit and impact investing supports its mission by offering a comprehensive set of investment vehicles to its investors, including primary fund of funds, secondary investment, direct investment and co-investments, alongside separate accounts.
The direct and indirect subsidiaries of the Company include P10 Holdings, Inc., P10 Intermediate Holdings, LLC (“P10 Intermediate”), which owns the subsidiaries P10 RCP HoldCo, LLC (“HoldCo”), Five Points Capital, Inc. (“Five Points”), TrueBridge Capital Partners, LLC (“TrueBridge”), Enhanced Capital Group, LLC (“ECG”), Bonaccord Capital Advisors, LLC (“Bonaccord”), Hark Capital Advisors, LLC (“Hark”) and P10 Advisors, LLC (“P10 Advisors”). HoldCo owns RCP Advisors 2, LLC (“RCP 2”) and RCP Advisors 3, LLC (“RCP 3” and together with RCP 2, “RCP”). (Bonaccord, ECG, Five Points, Hark, P10 Advisors, RCP and TrueBridge are referred to as the “P10 Affiliated Advisers.”)
The advisory services currently provided by each of the P10 Affiliated Advisers are as follows:
–	Bonaccord is a private equity business focused on acquiring non-control equity interests in mid-size private markets sponsors.
–	ECG is a diversified national asset management firm providing investment capital to small businesses that are underserved by traditional sources of funding.
–	Five Points is a provider of private credit to the lower middle market. The firm primarily targets growth-oriented high return on net asset businesses with attractive, defensible market positions.
–
Hark is a provider of fund financing solutions. Hark provides net asset value-based loans to financial sponsors based on the value of their unrealized portfolios in situations that would typically require equity.

–
P10 Advisors is a niche-oriented private markets investment firm that intends to leverage its affiliation with P10 as well as its network of affiliated advisers also owned directly or indirectly by P10, to source investment opportunities for its clients.

–
RCP is a private equity investment firm that provides access to lower middle market private equity fund managers through primary fund of funds, secondary funds and co-investment funds, as well as advisory and investment research services.

–
TrueBridge is a venture capital investment firm focused on investing in venture and seed/micro-VC funds focused primarily on early-stage information technology, as well as directly in select venture and growth stage technology companies.

Summary of the Current Agreement Between the Fund and Westech
Introduction
The Fund and Westech entered into an initial investment management agreement dated as of May 13, 2021.
The renewal of the Current Agreement between the Fund and Westech was last approved by the Fund’s Board of Directors (the “Board,” with the members of the Board referred to individually as the “Directors”), including the “required majority” (as defined in Section 57(o) of the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Board, including a majority of non-interested Directors within the meaning of Section 2(a)(19) of the 1940 Act (“Independent Directors”), in December 2021.
Under the Current Agreement, Westech, subject to the investment policies and guidelines established by the Board, identifies, evaluates, structures, and closes the investments to be made by the Fund, provides portfolio management and servicing of loans held in the Fund’s portfolio and administers the Fund’s day-to-day affairs. Westech also arranges and recommends debt financing for the Fund, which financing is subject to the Board’s approval.
Management Fee
Pursuant to the Current Agreement, the Fund pays Westech, quarterly, a base management fee (the “Management Fee”) for investment advisory and management services. The Management Fee is paid by the Fund based on a percent of the committed capital of the Fund as follows:
Period	Fund Management Fee as a Percent of Committed Capital
Year 1:	1.575%
Year 2:	1.600%
Year 3:	1.575%
Year 4:	1.500%
Year 5:	1.250%
Year 6:	0.900%
Year 7:	0.600%
Year 8:	0.350%
Year 9:	0.150%
Year 10:	0.000%
Carried Interest
Westech is also entitled to receive a “carried interest” equal to 20% of all profits of the LLC, subject to the LLC Members receiving a cumulative, non-compounded annual preferred return of 8% and any applicable clawback provisions. After payment of the 8% preferred return but prior to the 80%/20% split, Westech will be entitled to distributions equal to 25% of the preferred distributions to date.

Other Compensation
In addition to the compensation under the Current Agreement and the carried interest, Westech is entitled to receive a management fee payable by the LLC (the “LLC Management Fee”) based on committed capital as follows:
Period	LLC Management Fee as a Percent of Committed Capital
Year 1:	0.175%
Year 2:	0.400%
Year 3:	0.675%
Year 4:	1.000%
Year 5:	1.250%
Year 6:	1.350%
Year 7:	1.400%
Year 8:	1.400%
Year 9:	1.350%
Year 10:	1.500%
The LLC Management Fee is paid pursuant to an investment management agreement between the LLC and Westech. Consummation of the Transaction will result in a change of control of Westech and hence an assignment of the agreement between the LLC and Westech. The consent of the LLC (requiring a vote of the majority of the holders in interest of the LLC interests) to assignment of the agreement will be separately obtained.
In addition, if Westech or certain of its affiliates receives any compensation from a company whose securities are held in either the LLC or the Fund’s portfolio in connection with the provision to that company of significant managerial assistance, the compensation due to Westech under the Current Agreement will be reduced by the amount of such compensation. Such compensation could include directors’ fees paid to officers of Westech for serving on the boards of directors of borrowers, or finder’s or consulting fees paid to Westech for services such as locating acquisition candidates or additional or alternative sources of financing.
Expenses
Except for those specifically required to be borne by Westech, the Fund will pay all of its own operating expenses, including: (i) brokerage and commission expenses and other transaction costs incident to acquisitions and dispositions of investments and the creation and perfection of security interests with respect thereto; (ii) federal, state, and local taxes and fees, including transfer taxes and filing fees, incurred by or levied upon the Fund; (iii) interest charges and other fees in connection with borrowings; (iv) Securities and Exchange Commission (“SEC”) fees and expenses, including the expenses of compliance with SEC rules and regulations and any fees and expenses of state securities regulatory authorities; (v) expenses of printing and distributing reports and notices; (vi) costs of proxy solicitation; (vii) costs of meetings of shareholders and the Board; (viii) charges and expenses of the Fund’s custodian, transfer and dividend disbursing agent; (ix) compensation and expenses of the Independent Directors, expenses of Directors in attending Board meetings, expenses of directors & officers liability insurance, and payments under indemnification agreements; (x) legal and auditing expenses, including expenses incident to the documentation for, and consummation of, investment transactions and legal actions to enforce the Fund’s rights under such investments; (xi) expenses associated with the preparation of tax returns and tax advice; (xii) costs of any certificates representing the membership interests in the Fund; (xiii) costs of stationery and supplies; (xiv) the costs of membership by the Fund in any trade organizations; and (xv) expenses associated with litigation and other extraordinary or nonrecurring expenses.
With respect to the Fund, the operating expenses required to be borne by Westech are limited to: (i) all costs and fees incident to the selection and investigation of prospective Fund investments, such as travel expenses and professional fees (but excluding broker, legal, and accounting fees, and other costs incident to the documentation, closing, or consummation of such transactions); (ii) the cost of adequate office space for the Fund and all necessary office equipment and services, including telephone service, heat, utilities, and similar items; and (iii) the cost of providing the Fund with such corporate, administrative, and clerical personnel (including officers and Directors of the Fund who are interested persons of Westech and are acting in their respective capacities as officers and Directors) as the Board reasonably deems necessary or advisable to perform the services required to be performed by Westech under the Current Agreement.

Term, Continuation and Termination
Following the initial approval by the Board, the Current Agreement was submitted to the LLC (whose sole member was Westech) for approval. Thereafter, the Current Agreement has continued; provided that, after the initial two-year period, such continuation is approved at least annually by the Board, including by a majority of the Directors who are not parties to the Current Agreement or interested persons of such parties, or a majority in interest of the LLC Members. The Current Agreement is terminable by vote of the Board or by the holders of a majority in interest of the LLC Members, at any time without penalty, on 60 days’ written notice to Westech. The Current Agreement may also be terminated by Westech on 60 days’ written notice to the Fund and will terminate automatically upon its assignment.
Comparison of the Current Agreement and the New Agreement
On August 11, 2022, the “required majority” (as defined in Section 57(o) of the 1940 Act) of the Board, including its Independent Directors, unanimously determined it to be in the best interests of the Fund and its shareholders to approve the Proposal.
The Board is recommending that shareholders of the Fund vote to approve the New Agreement. A copy of the New Agreement, marked to show changes from the Current Agreement, is attached to this Proxy Statement as Exhibit A. Any discussion of the New Agreement in this Proxy Statement is qualified in its entirety by reference to Exhibit A.
It is important to note that (i) the terms and conditions of the New Agreement will be identical to those of the Current Agreement, except as to the commencement date and term, (ii) the investment management fee rate(s) and other fees of the Fund under the New Agreement will not change as a result of the Transaction, (iii) the Transaction is not expected to result in any change in the investment objective(s) or investment strategies of the Fund, and (iv) the personnel of Westech providing services to the Fund are expected to continue in such roles upon the Closing of the Transaction.
The New Agreement and the Current Agreement have different effective dates. From the new effective date, the New Agreement, if approved by shareholders, will remain in force for an initial term of one year, and from year to year thereafter, so long as each such latter continuance is approved at least annually by (a) the vote of a majority of the Directors who are not parties to the New Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval; and (b) either by a vote of a majority of the Board or by a vote of a majority of the outstanding Shares of the Fund (as defined with respect to voting securities in the 1940 Act). The New Agreement may be terminated at any time, without the payment of any penalty, by the Board or by a vote of a majority of the outstanding Shares of the Fund on 60 days’ written notice to Westech, or by Westech at any time, without the payment of any penalty, on 60 days’ written notice to the Fund. The New Agreement automatically terminates in the event of its assignment, as defined by the 1940 Act and the rules thereunder.
Director Actions, Considerations, and Recommendations
On August 11, 2022, the Independent Directors considered the approval of the New Agreement for the Fund. In determining to approve the New Agreement, the Directors considered that they had approved, in 2021, the initial Current Agreement for the Fund, the terms of which are substantially identical to those of the New Agreement, which is currently in its initial two-year period. The Directors also considered that the Board has previously held meetings on July 13, 2022, July 22, 2022, and August 11, 2022, with Westech and P10 personnel, including meeting separately in an executive session with independent counsel, where they carefully considered and discussed various factors, including, but not limited to, the following:
•	the results of the due diligence conducted by Westech in respect of P10 and its senior management;
•	the material terms of the Transaction and the material terms of documents ancillary to the Transaction;
•
the potential benefits and risks to the Fund due to the Transaction, including whether the Transaction, and the proposed timing of the Transaction, would in any way be detrimental to or place any unfair burden on the Fund and its shareholders;

•
the potential effects that completion of the Transaction would have on Westech, including in respect of the Fund’s management resources, personnel retention and recruitment, access to institutional capital, the operational expertise of the Fund, the reputation of the Fund and the Fund’s ability to achieve its investment objectives; and

•
the impact that completion of the Transaction would have under the 1940 Act, including (i) that completion of the Transaction would cause the automatic termination of the Current Agreement for the Fund and (ii) that the Board would have the opportunity, at a later date, to approve the terms of the New Agreement with Westech and recommend that the shareholders of the Fund approve the New Agreement.

At each of the July and August 2022 Board meetings, the Independent Directors were represented by independent legal counsel and met separately in executive sessions with that independent legal counsel present. During those executive sessions, the Independent Directors spent additional time reviewing and discussing the information and materials that had been furnished by Westech at the request of the independent legal counsel to the Independent Directors.
The information, material facts, and conclusions that formed the basis for the Independent Directors’ recommendation and the Board’s subsequent approval at the August 11, 2022 Board meeting are described below.
Materials Reviewed. In response to a detailed information request sent on the Independent Directors’ behalf by their independent legal counsel, Westech and P10 addressed a range of information relating to the New Agreement, including, but not limited to, the Transaction, the expected benefits and costs to shareholders of the Fund, the expected changes in the management and operations of Westech after the Transaction, and Westech’s management and investment teams serving the Fund. Westech’s response also included extensive materials regarding the Fund’s investment results, advisory fee and carried interest payments under the Current and New Agreements, and financial and profitability information regarding Westech. Furthermore, throughout the course of the year since the initial approval of the Current Agreement for the Fund, the Independent Directors received a wide variety of materials relating to the services provided by Westech, including reports on the Fund’s investment results, portfolio composition, portfolio investment practices (commitments, loans funded, loans outstanding, etc.), and other information relating to the nature, extent, and quality of services provided by Westech to the Fund. In addition to the information furnished by Westech, the Directors were provided with a legal memorandum from independent counsel discussing their fiduciary duties related to the approval of the New Agreement as well as considerations relevant to the Transaction.
Nature, Extent, and Quality of Investment Advisory Services. The Board, including its Independent Directors, considered the nature, extent, and quality of the investment management services to be provided by Westech to the Fund after the Closing of the Transaction. The Board reviewed the expected resources of Westech and the composition, education, and experience of Westech’s investment professionals. The Board concluded that the nature, quality, and extent of the services to be provided to the Fund by Westech after the Closing of the Transaction are appropriate and that the Fund is likely to benefit from the provision of these services and from resources available through the broader P10 platform. The Board also recognized that the Transaction would provide long-term benefits to Westech in terms of governance and a financial structure that would enhance long-term financial incentives to investment professionals who provide services to the Fund. Finally, the Board noted that the terms of the Transaction included provisions to incent current management and employees of Westech to continue their employment with Westech over the longer term.
Investment Performance. The Board reviewed Westech’s historical performance. The Board concluded that, although past performance is not necessarily indicative of future results, the favorable historical performance record of Westech was an important factor in its evaluation of the quality of services to be provided by Westech under the New Agreement.
Costs of the Services Provided to the Fund. The Board considered the management fees and carried interest paid to Westech by the Fund and the LLC, respectively. Based upon its review, the Board concluded that, although the fee structures vary among business development companies, the base management fees to be paid under the New Agreement are generally consistent with those payable under agreements of comparable business development companies and private funds and were not unreasonable. Additionally, the Board noted that the base management fees to be paid under the New Agreement are unchanged from those paid under the Current Agreement. The Board recognized that current comparative fee information with respect to private business development companies is not publicly available.
Economies of Scale. The Board discussed whether Westech was likely to experience economies of scale as a result of the Transaction. The Board determined that while the Transaction might result in some economies of scale, it was premature to seek to assess these and that they would monitor for, and have the opportunity to reassess, economies of scale going forward.

Profitability of Investment Manager. The Board reviewed information on the expected profitability of Westech in serving as the Fund’s investment manager. It concluded that the expected profitability of Westech with respect to the Fund in relation to the services rendered was not unreasonable and that the financial condition of Westech was sound.
Additional Benefits Derived by Westech. The Board also considered benefits that accrue to Westech from its relationship with the Fund. Based on its evaluation of the information referred to above and other information, the Board determined that the overall arrangements between the Fund and Westech were fair and reasonable in light of the nature, extent and quality of the services expected to be provided by Westech upon completion of the Transaction and the fees expected to be charged for those services and that the New Agreement was in the best interest of the Fund and its shareholders.
Other Matters Considered. The Board also considered the intangible benefits that accrue to Westech by virtue of its relationship with the Fund and concluded that they were appropriate.
The Independent Directors had the opportunity to consult in executive session with their independent counsel regarding the approval of the New Agreement. Based on the information reviewed and discussions held with respect to each of the foregoing items, the Board, including all of the Independent Directors, concluded in light of all of the Fund’s surrounding circumstances that the compensation payable to Westech under the New Agreement was reasonable in relation to the services to be provided by Westech to the Fund.
After these deliberations, the Board, including all of the Independent Directors, approved the New Agreement between Westech and the Fund as being in the best interests of the Fund and its shareholders. The Board then directed that the New Agreement be submitted to the Fund’s shareholders for approval with the Board’s recommendation that shareholders vote to approve the New Agreement.
The Board did not assign relative weights to the above factors or the other factors considered by it. Individual Directors may have given different weights to different factors.
Other Regulatory Matters - Section 15(f)
The Board has been informed that Westech has agreed to take certain actions to comply with Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive “safe harbor” for Westech or any affiliated persons thereof to receive any amount or benefit in connection with a change in control of Westech as long as two conditions are met. First, for a period of three years after the change of control, at least 75% of the Directors must not be interested persons of Westech. There are currently two interested Directors and three Independent Directors on the Board. Following the Closing, one of the interested Directors will resign from the Board to comply with this condition. Second, an “unfair burden” must not be imposed on the Fund as a result of the Transaction or any express or implied terms, conditions, or understandings applicable thereto. The term “unfair burden” is defined in Section 15(f) to include with respect to the Fund, any arrangement, during the two-year period after the consummation of the Transaction, whereby Westech or any interested person of Westech receives or is entitled to receive any compensation, directly or indirectly, (i) from any person in connection with the purchase or sale of securities or other property to, from, or on behalf of the Fund (other than bona fide ordinary compensation as principal underwriter for the Fund) or (ii) from the Fund or its security holders for other than bona fide investment management or other services. The Board has been advised that Westech, after due inquiry, does not believe that there will be, and is not aware of, any express or implied term, condition, or understanding that would impose an “unfair burden” on the Fund as a result of the change of control of Westech.
Board Recommendation
The Board, including the Independent Directors, believes that the Proposal is in the best interests of the Fund and its shareholders. The Board unanimously recommends that you vote FOR the Proposal.

Other Information
Manager. The Fund’s investment adviser is Westech Investment Advisors LLC. Westech’s principal business address is 104 La Mesa Drive, Suite 102, Portola Valley, California 94028.
Annual Reports. The Fund will furnish to its shareholder, without charge, copies of its annual report, and subsequent quarterly reports, upon request to the Fund, by writing to Lynda Colleta, 104 La Mesa Drive, Suite 102, Portola Valley, California 94028, or, without charge, by calling Lynda Colleta collect at (650) 234-4321. Upon receiving such request, the Fund will provide a copy of the annual report and quarterly reports succeeding the annual report, if any, to the requesting shareholder by first class mail, or other means designed to assure prompt delivery, within three business days of the request.
Submission of Shareholder Proposals. Proposals for inclusion in a proxy statement for a subsequent shareholder meeting should be sent in writing to the Secretary of the Fund, at 104 La Mesa Drive, Suite 102, Portola Valley, California 94028. To be included in the proxy for the next annual meeting of shareholders, proposals should be received prior to April 1, 2023.
Other Matters to Come Before the Special Meeting. The Fund does not intend to present any other business at the Special Meeting, nor is it aware of any shareholder that intends to do so. If, however, any other matters are properly brought before the Special Meeting, the persons named in the accompanying proxy will vote thereon in accordance with their judgment.
By order of the Board of Directors of the Fund

/s/ Maurice C. Werdegar

Maurice C. Werdegar
Director, Chairman

September 9, 2022

ANNEX A
Beneficial Ownership of Fund Shares
As of July 31, 2022, there were 100,000 Shares of the Fund, $0.001 par value, issued and outstanding, all owned by the Fund’s respective sole shareholder, the LLC.
Under the LLC’s Operating Agreement, the LLC may take no action as shareholder of the Fund without first soliciting and/or taking instructions from the LLC Members, to the same extent as if the LLC Members were shareholders of the Fund, with ownership interests therein identical to their respective ownership of LLC Interests in the LLC. Accordingly, for purposes of the tables below, the respective ownership of LLC Interests by the LLC Members is addressed as if such members owned an identical pro rata interest in the outstanding shares of the Fund.
WTI Fund X GP, LLC (the “GP”) is the managing member of the LLC. Westech is the managing member of the GP.
Beneficial Owners of More Than 5% of Fund Shares as of the Record Date*
Name and Address of Shareholder**	Number and Percentage of Shares Beneficially Owned
WTI Fund X, LLC	100,000; 100%

Westech Investment Advisors LLC***	100,000; 100%

WTI Fund X GP, LLC***	100,000; 100%

Westech Investment Management, Inc. ***	100,000; 100%

Salvador O. Gutierrez***	100,000; 100%

Bonnie Sue Swenson Survivor’s Trust ***	100,000; 100%

Gordon E. and Betty I. Moore Foundation	8,860; 8.86%

Master Trust Agreement Between Pfizer Inc.and The Northern Trust Company	8,000; 8.00%
*	Each is an indirect beneficial owner of more than 5% of the Shares by virtue of owning more than a 5% membership interest in the LLC.
**	The address of each of the shareholders listed in this Annex is c/o Westech Investment Advisors LLC, 104 La Mesa Drive, Suite 102, Portola Valley, California 94028.
***
The GP may be deemed to be a beneficial owner of the 100,000 Shares of Fund X owned by the LLC by virtue of its position as the managing member of the LLC. Westech may be deemed to be a beneficial owner of the 100,000 shares of Fund X owned by the LLC by virtue of its position as the managing member of the GP. Salvador Gutierrez, Bonnie S. Swenson, in her capacity as trustee of the Bonnie Sue Swenson Survivor’s Trust (the “Trustee”) and Westech Investment Management, Inc. (“WIM”) may each be deemed to be an indirect beneficial owner of the 100,000 shares of Fund X owned by the LLC by virtue of his, her or its relationship to Westech, the managing member of the GP. WIM is the controlling member of Westech, and each of Mr. Gutierrez and the Trustee is a 50% shareholder and a director and executive officer of WIM.

A-1

Beneficial Ownership of Fund Shares by Fund Directors and Executive Officers as of the Record Date*
Name and Address of Shareholder**	Number and Percentage of Shares Beneficially Owned
All directors and executive officers as a group (8 persons)****	100,000; 100%
*	Each of the shareholders listed in this Annex may be contacted c/o Westech Investment Advisors LLC, 104 La Mesa Drive, Suite 102, Portola Valley, California 94028.
**
Each is an indirect beneficial owner of shares by virtue of owning a membership interest in the LLC. If the 100,000 shares that are owned by the LLC are disregarded, the directors and executive officers, as a group, beneficially own less than 1% of the outstanding shares.

A-2

ANNEX B

Principal Executive Officers and Directors of Westech
The following table provides the name and principal occupation(s) of each principal executive officer and director of Westech. The address of each principal executive officer and director of Westech is c/o Westech Investment Advisors LLC, 104 La Mesa Drive, Suite 102, Portola Valley, California 94028.
Name and Position With Fund	Age as of December 31, 2021	Principal Occupation and Business History
Maurice C. Werdegar, Director and Chairman	56
Chairman of Westech Investment Advisors since January 2022; President and Chief Executive Officer of Westech Investment Advisors from June 2015 to December 2021; Chief Operating Officer and Vice President from January 2011 to June 2015; various other positions with Westech Investment Advisors since 2001. Mr. Werdegar is also a member of the Board of Directors, and Chairman, of Fund VIII and Fund X.

Jay L. Cohan, Vice President	56
Vice President of the Fund since 2015. Mr. Cohan has held Vice President and Assistant Secretary positions with Westech Investment Advisors and various other positions with Westech Investment Advisors since 1999.

David R. Wanek, Chief Executive Officer and President	48
Chief Executive Officer of the Fund since 2022; President of the Fund since 2019. Mr. Wanek has held the position of Chief Executive Officer and President of Westech Investment Advisors since 2022; and various other positions with Westech Investment Advisors since 2001.

Rodolfo Ruano, Vice President and Assistant Secretary	54
Vice President and Assistant Secretary of the Fund since 2021. Mr. Ruano has held the position of Vice President of Westech Investment Advisors and various other positions with Westech Investment Advisors since 2011.

Jared S. Thear, Vice President, Chief Financial Officer, Chief Compliance Officer, Secretary and Treasurer	44
Vice President, Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary of the Fund since 2021. Mr. Thear has held the same positions with Westech Investment Advisors since 2021 and served as Administrative Partner for Westech Investment Advisors since 2021. From 2001 to 2021, he worked for Deloitte & Touche, where he led the Northwest Asset Management audit function from 2014 to 2021.

EXHIBIT A

The New Agreement Between the Fund and Westech
INVESTMENT MANAGEMENT AGREEMENT
THIS INVESTMENT MANAGEMENT AGREEMENT (this “Agreement”) is made as of ~~May 13, 2021~~October [ ], 2022, between WTI FUND X, INC., a Maryland corporation (the “Fund”), and WESTECH INVESTMENT ADVISORS LLC, a California limited liability company (“Westech Advisors”). Westech Advisors is sometimes referred to herein as the “Manager”.
WHEREAS, the Fund is a ~~newly organized,~~ non-diversified closed-end management investment company that has elected status as a business development company (“BDC”) under the Investment Company Act of 1940 (“1940 Act”), whose sole shareholder is WTI Fund X, LLC, a Delaware limited liability company (the “LLC”);
WHEREAS, the Manager is an investment adviser registered as such under the Investment Advisers Act of 1940 (“Advisers Act”); and
WHEREAS, the Fund desires to retain the Manager to furnish certain investment advisory, portfolio management and administrative services to the Fund, and the Manager is willing to furnish such services.
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties as follows:
1. Appointment. The Fund hereby appoints Westech Advisors as Investment Manager for the period and on the terms set forth in this Agreement. Westech Advisors accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.
2. Investment Duties. Subject to the supervision of the Fund’s Board of Directors (the “Board”), the Manager will provide a continuous investment program for the Fund and will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund. Subject to investment policies and guidelines established by the Board, the Manager will identify, evaluate, structure and close the investments to be made by the Fund, provide portfolio management and servicing of loans held in the Fund’s portfolio, and administer the Fund’s day-to- day affairs. The Manager will also arrange and recommend debt financing for the Fund, subject to the provisions of the 1940 Act, provided that no such debt may be incurred without the prior approval of the Board.
3. Administrative Duties. The Manager will administer the affairs of the Fund under the supervision of the Board and subject to the following:
(a) The Manager will supervise all aspects of the operations of the Fund, including oversight of transfer agency, custodial and accounting services; provided, however, that nothing contained herein shall be deemed to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Fund.
(b) The Manager will arrange, but not pay, for the periodic preparation, updating, filing and dissemination (as required) of the Fund’s registration statement under the Securities Exchange Act of 1934, proxy material, tax returns and required reports to the Fund’s shareholders and the Securities and Exchange Commission (“SEC”) and other appropriate federal or state regulatory authorities.
(c) The Manager will oversee the computation of the net asset value and the net income of the Fund in accordance with procedures adopted by the Board.
(d) The Manager will maintain or oversee the maintenance of all books and records with respect to the Fund, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Manager hereby agrees that all records that it maintains for the Fund are the property of the Fund, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees, upon request by the Fund, to surrender promptly to the Fund any records that it maintains for the Fund.
(e) All cash, securities and other assets of the Fund will be maintained in the custody of one or more banks in accordance with the provisions of Section 17(f) of the 1940 Act and the rules thereunder; the authority of the Manager to instruct the Fund’s custodian(s) to deliver and receive such cash, securities and other assets on behalf of the Fund will be governed by a custodian agreement between the Fund and each such custodian, and by resolution of the Board.
(f) The Manager will arrange for the Fund, at the Fund’s expense, to obtain (i) annual audited financial statements and cause such financial statements to be distributed to the Fund’s shareholders within 120 days of the end of the Fund’s fiscal year, and (ii) audited financial statements upon the Fund’s liquidation, and cause such financial statements to be distributed to the Fund’s shareholders promptly after the completion of such audit. All such financial statements shall be prepared in accordance with generally accepted accounting principles and audited by an independent public accountant that is registered with, and subject to regular inspection as of the commencement of the professional engagement period, and as of each calendar year-end, by, the Public Company Accounting Oversight Board in accordance with its rules.
4. Further Duties. In all matters relating to the performance of this Agreement, the Manager will act in conformity with the Articles of Incorporation and Amended and Restated Bylaws of the Fund and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.
5. Services Not Exclusive.
(a) The services furnished by the Manager hereunder are not to be deemed exclusive and the Manager, except as otherwise expressly provided in this Section 5, shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Except as otherwise expressly provided in this Section 5, nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Manager, who may also be a director, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or dissimilar nature.
(b) Until the earlier of (i) the termination of the Investment Period (as defined below) and (ii) such time as the LLC has called capital and either the LLC and/or the Fund has invested at least 75% of the total amounts subscribed for by the investors in the LLC, except as provided below, neither the Manager, WTI Fund X GP, LLC (in its role as the managing member of the LLC, the “Managing Member”) nor any “Controlled Person” of the Manager or the Managing Member will, without the consent of the LLC, call down capital from any pooled investment vehicle other than Venture Lending & Leasing IV, LLC, Venture Lending & Leasing V, LLC, Venture Lending & Leasing VI, LLC, Venture Lending & Leasing VII, Inc., Venture Lending & Leasing VII, LLC, Venture Lending & Leasing VIII, Inc., Venture Lending & Leasing VIII, LLC, Venture Lending & Leasing IX, Inc., and Venture Lending & Leasing IX, LLC (such entities, collectively, the “Prior Debt Fund Entities”), the LLC or the Fund, or act as investment adviser or manager to any client, if the investment program of such pooled investment vehicle or client includes, as a primary or major component, the provision of asset-backed debt financing to domestic venture capital-backed companies. In the event that the LLC elects irrevocably to release the members of the LLC from any uncalled portion of their subscription obligations, then solely for purposes of determining when the 75% investment threshold described above has occurred, the “total amounts subscribed for” shall be deemed reduced to reflect such release. The foregoing restriction shall not be deemed to prohibit the Manager, the Managing Member or any Controlled Person thereof from acting as investment adviser or manager with respect to any of the Prior Debt Fund Entities; provided, however, that, until the 75% investment threshold described above has occurred, such party shall not, without the consent of the LLC, accept from the Prior Debt Fund Entities any additional investment funds (other than amounts required for follow-on investments to existing investments) beyond the funds invested or committed to the Prior Debt Fund Entities (for this purpose treating commitments to Venture Lending & Leasing IX, LLC as also being commitments to Venture Lending & Leasing IX, Inc.) as of May 13, 2021. A “Controlled Person” of the Manager or the Managing Member, as used in this paragraph, means any entity (i) 50% or more of whose voting securities are beneficially owned by the Manager or the Managing Member, as applicable, or (ii) 50% or more of whose voting securities are controlled in the aggregate by Salvador O. Gutierrez, Maurice C. Werdegar, David R. Wanek or Jay L. Cohan. “Investment Period” as used in this paragraph means the period commencing on the date of the first investment by the Fund (or, if earlier, the LLC) and ending on the last day of the calendar quarter during which the fifth anniversary of such date occurs; provided, however, that the Managing Member shall be permitted to extend such period by up to two (2) additional calendar quarters in its sole and absolute discretion.
The Manager acts as the investment adviser to WTI Equity Opportunity Fund I, L.P. (the “Equity Fund” and together with the Prior Debt Fund Entities, collectively, the “Prior Funds”) and as managing member of the general partner of the Equity Fund. For the avoidance of doubt, nothing in this Agreement shall prevent the Manager, the Managing Member and/or any Controlled Person of the Manager or Managing Member from at any time forming, calling down capital from and/or acting as the investment adviser or manager to the Equity Fund or any successor thereto.
6. Expenses.
(a) The Fund will pay all expenses (including, without limitation, accounting, legal, printing, clerical, filing and other expenses) incurred by the Fund, the Manager or its affiliates on behalf of the Fund in connection with the organization of the Fund and the initial offering of its shares. In addition, except as otherwise expressly provided for in Section 6(b), during the term of this Agreement, the Fund will bear all of its expenses incurred in its operations including, but not limited to, the following: (i) brokerage, third party legal, third party accounting and commission fees and expenses and other transaction costs related to the acquisitions, dispositions and/or restructurings (including collection and/or workout costs and expenses) of investments (including investments that are not consummated), any hedging transactions with respect thereto and the creation and perfection of security interests with respect thereto; (ii) federal, state and local taxes and fees, including transfer taxes and filing fees, incurred by or levied upon the Fund; (iii) interest charges and other fees and expenses incurred in connection with borrowings (including without limitation costs and expenses incurred in connection with negotiating with one or more lenders to the Fund (including prospective lenders) to structure a loan syndicate and to satisfy any conditions imposed by lenders to the Fund); (iv) SEC fees and expenses, as well as expenses of compliance by the Fund and its directors with SEC rules, regulations, examinations, and filing requirements, and any fees and expenses of other federal or state securities or other regulatory authorities (such as obtaining a surety bond); (v) expenses of preparing, printing and distributing Fund reports and notices; (vi) costs of proxy solicitation; (vii) costs of meetings of shareholders and the Board; (viii) charges and expenses of the Fund’s custodian, transfer and dividend disbursing agents; (ix) any fees and expenses incurred to conduct background checks on the management personnel of prospective Fund investments; (x) compensation and expenses of the Fund’s disinterested directors (which at present include a $30,000 annual fee for each disinterested director, an additional $10,000 annual fee for the chair of the Fund’s Audit Committee, and a fee of $1,000 per meeting attended in person, which amounts may be revised as determined by the Fund’s Nominating and Corporate Governance Committee), and expenses of directors in attending Board meetings, expenses of directors and officers liability insurance, and payments under indemnification agreements; (xi) expenses of administrators, custodians, third party counsel and third party auditors; (xii) costs of any certificates representing the shares of stock of the Fund, if any; (xiii) costs of stationery and supplies; (xiv) the costs of membership by the Fund in any trade organizations; (xv) expenses associated with the preparation of tax returns, and financial statements and obtaining accounting and tax advice; (xvi) all costs and expenses associated with litigation involving the Fund and the amount of any judgment or settlement in connection therewith; (xvii) third party costs and expenses incurred in connection with valuing the Fund’s investments, including valuation software and the retention of any valuation expert; and (xviii) other extraordinary or non-recurring expenses (such as litigation expenses or indemnification expenses).
(b) The expenses to be borne by the Manager in connection with its duties to the Fund hereunder are limited to the following: (i) all costs and fees incident to the selection and investigation of prospective Fund investments, such as travel expenses and professional fees (but excluding broker, legal and accounting fees and other costs incident to the closing, documentation, or consummation of such transactions, and further excluding any fees and expenses incurred to conduct background checks on the management personnel of prospective Fund investments); (ii) the cost of adequate office space for the Fund and all necessary office equipment and services, including telephone service, heat, utilities and similar items; (iii) the cost of providing the Fund with such corporate, administrative and clerical personnel (including officers and directors of the Fund who are interested persons of the Manager and are acting in their respective capacities as officers and directors) as the Board reasonably deems necessary or advisable to perform the services required to be performed by the Manager under this Agreement; and (iv) costs and expenses associated with the Manager’s registration or compliance with, or examination by the SEC with respect to, the Advisers Act (other than charges and expenses of the Fund’s custodian, transfer and dividend disbursing agents or any other costs or expenses associated with the acquiring, holding or disposing of the Fund’s assets, whether required by the Advisers Act (or similar state laws) or otherwise).
(c) The payment or assumption by the Manager of any expense of the Fund that the Manager is not required by this Agreement to pay or assume shall not obligate the Manager to pay or assume the same or any similar expense of the Fund on any subsequent occasion.
7. Management Fee.
(a) For the services provided and the expenses assumed pursuant to this Agreement, commencing as of the date on which capital contributions are due in connection with the first capital call issued by the LLC to the members of the LLC, the Fund or its successor trustees will pay to the Manager, whether before or after dissolution of the Fund, a management fee (the “Management Fee”), computed and paid quarterly as follows:
(i) the aggregate annual amount of Management Fees for each annual period (which shall be comprised of four (4) whole fiscal quarters and which, in the case of the first annual period, shall commence on the first day of the first fiscal quarter commencing on or following the Initial Contribution Date) shall be equal to the product of the Annual Percentage (as defined below) with respect to such annual period (as set forth below) and the Member Committed Equity Capital (as defined below) (regardless of when or if such committed capital is called or released);
(ii) the “Annual Percentage” with respect to each annual period shall be as follows:
Annual Period	Annual Percentage
First	1.575%
Second	1.600%
Third	1.575%
Fourth	1.500%
Fifth	1.250%
Sixth	0.900%
Seventh	0.600%
Eighth	0.350%
Ninth	0.150%
(iii) There shall be no Management Fee payable by the Fund with respect to any fiscal quarter commencing following the nine-year anniversary of the Initial Contribution Date;
(iv) The “Member Committed Equity Capital” shall be the aggregate amount of subscription obligations for the purchase of interests in the LLC (including any amounts of such obligations that have been satisfied). For purposes of calculating the Management Fee, any capital committed to the LLC at a closing subsequent to the first closing (regardless of when or if such committed capital is called or released) shall be deemed to have been committed to the LLC as of the first closing.
(b) The amount of Management Fees for the period beginning on the Initial Contribution Date and ending on the last day of the fiscal quarter during which the Initial Contribution Date occurs shall accrue at the same rate as applies for the first annual period, and shall be payable on the last day of such fiscal quarter. In general, the amount of Management Fees payable with respect to any annual period shall be payable in equal quarterly installments, in arrears, provided, however, that the management fee for any partial period shall be pro-rated based on the ratio that the number of days in such partial period bears to the actual number of days in the applicable annual period.

(c) In the event of the liquidation of the Fund, the Management Fee which is payable by the Fund as set forth above with respect to the fiscal quarter during which such liquidation occurs and for each subsequent fiscal quarter shall be payable by the LLC (except as provided otherwise pursuant to the terms of the LLC’s Amended and Restated Operating Agreement, entered into as of May 13, 2021, as amended from time to time).
(d) If (i) the Manager, (ii) an officer, director or employee of the Manager, (iii) a company controlling, controlled by or under common control with the Manager, or (iv) an officer, director or employee of any such company receives any compensation from a company whose securities are held in the Fund’s portfolio in connection with the provision to that company of significant managerial assistance, the compensation due to the Manager hereunder shall be reduced by the amount of such fee. If such amounts have not been fully offset at the time of termination of this Agreement, the Manager shall pay such excess amounts to the Fund upon termination. In the event that any such compensation is received from a company whose securities are also held by one or more Prior Funds, then, for purposes of reducing the amount of compensation due to the Manager from the Fund, the amount of the compensation received from such company shall be allocated between the Fund and such Prior Funds pro rata in accordance with the relative investment made by each of them in such company.
8. Limitation of Liability of Manager. The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement. Any person, even though also an officer, director, employee or agent of the Manager, who may be or become an officer, director, employee or agent of the Fund shall be deemed, when rendering services to the Fund or acting with respect to any business of the Fund, to be rendering such service to, or acting solely on behalf of, the Fund and not as an officer, director, employee or agent or one under the control or direction of the Manager even though paid by it.
9. Duration and Termination.
(a) This Agreement shall become effective upon the date hereabove written provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Fund’s outstanding voting securities.
(b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the above written date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.
(c) Notwithstanding the foregoing, this Agreement may be terminated: (i) by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund at any time, without the payment of any penalty, on sixty days’ written notice to the Manager or (ii) by the Manager at any time, without the payment of any penalty, on sixty days’ written notice to the Fund. This Agreement will automatically terminate in the event of its assignment.
10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of a majority of the Fund’s outstanding voting securities.
11. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Maryland, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of Maryland conflict with the applicable provisions of the 1940 Act, the latter shall control.

12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms “majority of the outstanding voting securities”, “interested person”, “assignment”, “broker”, “investment adviser”, “security” and “significant managerial assistance” shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.
~~WTI FUND X, INC.~~		~~WESTECH INVESTMENT ADVISORS LLC~~

~~By:~~	~~By:~~
~~Name:~~	~~Name:~~
~~Title:~~	~~Title~~
WTI FUND X, INC.	WESTECH INVESTMENT ADVISORS LLC

By:	By:
Name:	Name:
Title:	Title:

PROXY

WTI Fund X, Inc.

Special Meeting of Shareholders – September 30, 2022
The undersigned hereby appoints as proxies Jared S. Thear, David R. Wanek, and Maurice C. Werdegar and each of them (with power of substitution) to vote for the undersigned all shares of Common Stock, $0.01 par value (“Shares”) of the undersigned at the aforesaid meeting and any adjournment thereof with all the power the undersigned would have if personally present. The Shares represented by this proxy will be voted as instructed. Unless otherwise indicated to the contrary, this proxy shall be deemed to grant authority to vote “FOR” the Proposal. This proxy is solicited on behalf of the Board of Directors of WTI Fund X, Inc. (the “Board”).
Please sign and date this proxy and return it to Westech Investment Advisors LLC, by fax to the attention of Lynda Colletta, at (650) 234-4343, or by email to lyndac@westerntech.com.
Please indicate your vote by an “X” in the appropriate box below. The Board recommends a vote “FOR” the Proposal below.
To Approve the New Agreement between the Fund and Westech, to take effect upon the consummation of the Transaction.	FOR	AGAINST	ABSTAIN

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on September 30, 2022: The Proxy Statement, together with a Notice of Special Meeting of Shareholders and proxy card, are available on the internet at the following address: www.intralinks.com.
Continued and to be signed on the next page.

If Shares are held jointly, each shareholder named should sign. If only one signs, his or her signature will be binding. If the shareholder is a corporation, the President or Vice President should sign in his or her own name, indicating title. If the shareholder is a partnership, a partner should sign in his or her own name, indicating that he or she is a “Partner.” If the shareholder is a trust, an authorized officer of the Trustee should sign, indicating title.
Please sign exactly as the Shares are registered (indicated below)

Name of Shareholder

Signature

Title (if applicable)
Dated: , 2022